Exhibit 99.1

April 20, 2016
MEDIA & INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q1 2016

DALLAS - April 20, 2016 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the first quarter of 2016.

“We started 2016 with good core loan growth, and a solid mortgage finance quarter," said Keith Cargill, CEO. "As energy prices remain low across the futures curve, we have accelerated planned loan loss provisions but continue to believe that full-year guidance provided in January will accommodate first quarter provision and potential exposure for the remainder of 2016. Our MCA business continues to gain traction, positioning it to contribute more significantly in the last half of 2016."

•	Loans held for investment ("LHI"), excluding mortgage finance, increased 3% and total LHI increased 2% on a linked quarter basis, growing 12% and 5%, respectively, from the first quarter of 2015.

•	Mortgage finance loans increased less than 1% on a linked quarter basis and decreased 8% from the first quarter of 2015.

•	Demand deposits increased 17% and total deposits increased 8% on a linked quarter basis, growing 23% and 15%, respectively, from the first quarter of 2015.

•	Net income decreased 28% on a linked quarter basis and decreased 28% from the first quarter of 2015.

•	EPS decreased 30% on a linked quarter basis, and decreased 30% from the first quarter of 2015.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q1 2016	Q1 2015	% Change
QUARTERLY OPERATING RESULTS
Net income	$25,128	$35,050	(28)%
Net income available to common stockholders	$22,690	$32,612	(30)%
Diluted EPS	$0.49	$0.70	(30)%
Diluted shares	46,354	46,368	—%
ROA	0.53%	0.84%
ROE	6.13%	9.82%

BALANCE SHEET
Loans held for sale	$94,702	$—	100%
LHI, mortgage finance	4,981,304	5,408,750	(8)%
LHI	12,059,849	10,760,978	12%
Total LHI	17,041,153	16,169,728	5%
Total assets	20,210,893	17,326,260	17%
Demand deposits	7,455,107	6,050,817	23%
Total deposits	16,298,847	14,122,306	15%
Stockholders’ equity	1,647,088	1,517,958	9%
Tangible book value per share	$32.18	$29.44	9%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $25.1 million and net income available to common stockholders of $22.7 million for the quarter ended March 31, 2016 compared to net income of $35.1 million and net income available to common stockholders of $32.6 million for the same period in 2015. On a fully diluted basis, earnings per common share were $0.49 for the quarter ended March 31, 2016 compared to $0.70 for the same period of 2015. The decrease reflects a $9.9 million decrease in net income, primarily related to the increased provision for credit losses described in more detail below.

Return on average common equity (“ROE”) was 6.13 percent and return on average assets (“ROA”) was 0.53 percent for the first quarter of 2016, compared to 9.82 percent and 0.84 percent, respectively, for the first quarter of 2015. The decrease in ROE resulted from the increased provision for credit losses. The decrease in ROA resulted from the increased provision for credit losses, reduced yields on loans held for investment, excluding mortgage finance loans, and a $742.7 million increase in average liquidity assets, which include Federal funds sold and deposits in other banks. Average liquidity assets for the first quarter of 2016 totaled $3.0 billion, including $2.6 billion in deposits at the Federal Reserve Bank of Dallas, which had an average yield of 50 basis points, compared to $2.0 billion, which had an average yield of 25 basis points for the first quarter of 2015.

Net interest income was $144.8 million for the first quarter of 2016, compared to $130.0 million for the first quarter of 2015 and $142.2 million for the fourth quarter of 2015. Net interest margin for the first quarter of 2016 was 3.13 percent, a 9 basis point decrease from the first quarter of 2015 and a 12 basis point increase from the fourth quarter of 2015. The year-over-year decrease in net interest margin is due primarily to the increase in liquidity assets, as well as an increase in deposits and borrowings with higher average cost. The cost of total deposits and borrowed funds was 24 basis points for the first quarter of 2016, compared to 17 basis points for the first quarter of 2015 and 18 basis points for the fourth quarter of 2015.

Average LHI, excluding mortgage finance loans, for the first quarter of 2016 were $11.9 billion, an increase of $1.4 billion, or 13 percent, from the first quarter of 2015, and an increase of $217.3 million, or 2 percent, from the fourth quarter of 2015. Average mortgage finance loans for the first quarter of 2016 were $3.7 billion, a decrease of $22.4 million, or less than 1 percent, from the first quarter of 2015 and an increase of $55.5 million, or 2 percent, from the fourth quarter of 2015.

As previously announced, we successfully launched our Mortgage Correspondent Aggregation ("MCA") business late in the third quarter of 2015. As expected, the acquired mortgage assets are providing increases in yields and we anticipate that the MCA business will provide larger balances of loans held for sale and more efficient use of regulatory capital over time. Average loans held for sale for the quarter ended March 31, 2016 increased $101.4 million to $126.1 million compared to $24.7 million for the fourth quarter of 2015.

Average total deposits for the first quarter of 2016 increased $1.9 billion from the first quarter of 2015 and decreased $181.4 million from the fourth quarter of 2015. Average demand deposits for the first quarter of 2016 increased $1.1 billion, or 20 percent, to $6.7 billion from $5.6 billion during the first quarter of 2015 and decreased $25.0 million, or less than 1 percent, from the fourth quarter of 2015.

We recorded a $30.0 million provision for credit losses for the first quarter of 2016 compared to $11.0 million for the first quarter of 2015 and $14.0 million for the fourth quarter of 2015. The provision for the first quarter of 2016 was driven by the application of our methodology. The year-over-year increase was primarily related to a change in applied risk weights, which are based in part on historical loss experience, as well as changes in the composition of our pass-rated and classified loan portfolios, primarily related to energy loans, and growth in traditional LHI, excluding mortgage finance loans. The combined allowance for credit losses at March 31, 2016 increased to 1.43 percent of LHI excluding mortgage finance loans as compared to 1.08 percent at March 31, 2015 and 1.28 percent at December 31, 2015. The increase derived from increases in the provision for credit losses primarily related to energy as well as continuing loan growth in 2016. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for Texas Capital Bank’s loan portfolio.

We experienced a slight increase in non-performing assets in the first quarter of 2016 on a linked quarter basis, bringing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 1.12 percent compared to 0.43 percent for the first quarter of 2015 and 1.08 percent for the fourth quarter of 2015. The increase is primarily related to energy loans, which was expected as energy prices remain low. Net charge-offs for the first quarter of 2016 were $7.4 million compared to net charge-offs of $3.1 million for the first quarter of 2015 and net charge-offs of $2.0 million for the fourth quarter of 2015. For the first quarter of 2016, total charge-offs related to energy loans were $5.9 million. For the first quarter of 2016, net charge-offs were 0.19 percent of total LHI, compared to 0.09 percent for the same period in 2015 and 0.05 percent for the fourth quarter of 2015. At March 31, 2016, total OREO was $17.6 million compared to $605,000 at March 31, 2015 and $278,000 at December 31, 2015. The increase was due to foreclosure of a single commercial property during the first quarter of 2016.

Non-interest income decreased $970,000, or 8 percent, during the first quarter of 2016 compared to the same period of 2015, primarily related to a decrease in swap fees. Swap fees decreased $1.7 million during the first quarter of 2016 compared to the same period of 2015. These fees fluctuate from quarter to quarter based on the number and volume of transactions closed during the quarter.

Non-interest expense for the first quarter of 2016 increased $10.3 million, or 13 percent, compared to the first quarter of 2015. The increase is primarily related to a $5.5 million increase in salaries and employee benefits expense, a $1.3 million increase in legal and professional expense and a $1.1 million increase in communications and technology expense, all of which were due to general business growth. FDIC insurance assessment expense for the first quarter of 2016 increased $1.7 million compared to the same quarter in 2015 as a result of the increase in total assets from March 31, 2015 to March 31, 2016.

Stockholders’ equity increased by 9 percent from $1.5 billion at March 31, 2015 to $1.6 billion at March 31, 2016, primarily due to retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at March 31, 2016, our ratio of tangible common equity to total tangible assets was 7.3 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2016	2015	2015	2015	2015
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$159,803	$154,820	$153,856	$153,374	$140,908
Interest expense	15,020	12,632	11,808	11,089	10,899
Net interest income	144,783	142,188	142,048	142,285	130,009
Provision for credit losses	30,000	14,000	13,750	14,500	11,000
Net interest income after provision for credit losses	114,783	128,188	128,298	127,785	119,009
Non-interest income	11,297	11,320	11,380	12,771	12,267
Non-interest expense	86,820	87,042	81,688	81,276	76,517
Income before income taxes	39,260	52,466	57,990	59,280	54,759
Income tax expense	14,132	17,713	20,876	21,343	19,709
Net income	25,128	34,753	37,114	37,937	35,050
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common stockholders	$22,690	$32,316	$34,676	$35,500	$32,612

Diluted EPS	$.49	$.70	$.75	$.76	$.70
Diluted shares	46,354,378	46,479,845	46,471,390	46,443,413	46,367,870

CONSOLIDATED BALANCE SHEET DATA
Total assets	$20,210,893	$18,903,821	$18,666,708	$17,818,030	$17,326,260
LHI	12,059,849	11,745,674	11,562,828	11,123,325	10,760,978
LHI, mortgage finance	4,981,304	4,966,276	4,312,790	4,906,415	5,408,750
Loans held for sale, at fair value	94,702	86,075	1,062	—	—
Liquidity assets	2,644,418	1,681,374	2,345,192	1,337,364	734,945
Securities	28,461	29,992	31,998	35,361	37,649
Demand deposits	7,455,107	6,386,911	6,545,273	6,479,073	6,050,817
Total deposits	16,298,847	15,084,619	15,165,345	14,188,276	14,122,306
Other borrowings	1,704,859	1,643,051	1,353,834	1,509,007	1,125,458
Subordinated notes	280,773	280,682	280,592	280,501	280,411
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,647,088	1,623,533	1,590,051	1,554,529	1,517,958

End of period shares outstanding	45,902,489	45,873,807	45,839,364	45,812,971	45,772,245
Book value	$32.61	$32.12	$31.42	$30.66	$29.89
Tangible book value(1)	$32.18	$31.69	$30.98	$30.22	$29.44

SELECTED FINANCIAL RATIOS
Net interest margin	3.13%	3.01%	3.12%	3.22%	3.22%
Return on average assets	0.53%	0.72%	0.79%	0.83%	0.84%
Return on average common equity	6.13%	8.82%	9.69%	10.32%	9.82%
Non-interest income to earning assets	0.24%	0.24%	0.25%	0.29%	0.30%
Efficiency ratio(2)	55.6%	56.7%	53.2%	52.4%	53.8%
Non-interest expense to earning assets	1.88%	1.84%	1.80%	1.84%	1.89%
Tangible common equity to total tangible assets(3)	7.3%	7.7%	7.6%	7.8%	7.8%
Common Equity Tier 1	7.5%	7.5%	7.7%	7.4%	7.2%
Tier 1 capital	8.8%	8.8%	9.1%	8.8%	8.6%
Total capital	11.1%	11.1%	11.4%	11.0%	10.7%
Leverage	9.1%	8.9%	9.1%	9.0%	9.5%

(1)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2016	March 31, 2015	% Change
Assets
Cash and due from banks	$89,277	$99,602	(10)%
Interest-bearing deposits	2,614,418	734,945	256%
Federal funds sold and securities purchased under resale agreements	30,000	—	100%
Securities, available-for-sale	28,461	37,649	(24)%
Loans held for sale, at fair value	94,702	—	100%
LHI, mortgage finance	4,981,304	5,408,750	(8)%
LHI (net of unearned income)	12,059,849	10,760,978	12%
Less: Allowance for loan losses	162,510	108,078	50%
LHI, net	16,878,643	16,061,650	5%
Mortgage servicing rights, net	4,253	—	100%
Premises and equipment, net	22,924	22,428	2%
Accrued interest receivable and other assets	428,344	349,574	23%
Goodwill and intangibles, net	19,871	20,412	(3)%
Total assets	$20,210,893	$17,326,260	17%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$7,455,107	$6,050,817	23%
Interest bearing	8,843,740	7,816,310	13%
Interest bearing in foreign branches	—	255,179	(100)%
Total deposits	16,298,847	14,122,306	15%

Accrued interest payable	2,880	2,545	13%
Other liabilities	163,040	164,176	(1)%
Federal funds purchased and repurchase agreements	100,859	125,458	(20)%
Other borrowings	1,604,000	1,000,000	60%
Subordinated notes	280,773	280,411	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	18,563,805	15,808,302	17%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at March 31, 2016 and 2015	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 45,902,906 and 45,772,662 at March 31, 2016 and 2015, respectively	459	457	—%
Additional paid-in capital	715,435	710,943	1%
Retained earnings	780,508	655,326	19%
Treasury stock (shares at cost: 417 at March 31, 2016 and 2015)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	694	1,240	(44)%
Total stockholders’ equity	1,647,088	1,517,958	9%
Total liabilities and stockholders’ equity	$20,210,893	$17,326,260	17%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended March 31
	2016	2015
Interest income
Interest and fees on loans	$155,885	$139,174
Securities	261	358
Federal funds sold	372	116
Deposits in other banks	3,285	1,260
Total interest income	159,803	140,908
Interest expense
Deposits	8,822	5,628
Federal funds purchased	126	68
Repurchase agreements	3	4
Other borrowings	1,162	390
Subordinated notes	4,191	4,191
Trust preferred subordinated debentures	716	618
Total interest expense	15,020	10,899
Net interest income	144,783	130,009
Provision for credit losses	30,000	11,000
Net interest income after provision for credit losses	114,783	119,009
Non-interest income
Service charges on deposit accounts	2,110	2,094
Trust fee income	813	1,200
Bank owned life insurance (BOLI) income	536	484
Brokered loan fees	4,645	4,232
Swap fees	307	1,986
Other	2,886	2,271
Total non-interest income	11,297	12,267
Non-interest expense
Salaries and employee benefits	51,372	45,828
Net occupancy expense	5,812	5,691
Marketing	3,908	4,218
Legal and professional	5,324	4,048
Communications and technology	6,217	5,078
FDIC insurance assessment	5,469	3,790
Allowance and other carrying costs for OREO	236	9
Other	8,482	7,855
Total non-interest expense	86,820	76,517
Income before income taxes	39,260	54,759
Income tax expense	14,132	19,709
Net income	25,128	35,050
Preferred stock dividends	2,438	2,438
Net income available to common stockholders	$22,690	$32,612

Basic earnings per common share	$0.49	$0.71
Diluted earnings per common share	$0.49	$0.70

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2016	2015	2015	2015	2015
Allowance for loan losses:
Beginning balance	$141,111	$130,540	$118,770	$108,078	$100,954
Loans charged-off:
Commercial	8,496	4,976	2,758	5,418	3,102
Real estate	—	43	—	—	346
Consumer	—	—	—	—	62
Leases	—	—	25	—	—
Total charge-offs	8,496	5,019	2,783	5,418	3,510
Recoveries:
Commercial	1,040	2,846	388	1,424	286
Real estate	8	5	8	12	8
Construction	—	3	42	272	83
Consumer	7	154	9	6	4
Leases	45	11	4	15	8
Total recoveries	1,100	3,019	451	1,729	389
Net charge-offs	7,396	2,000	2,332	3,689	3,121
Provision for loan losses	28,795	12,571	14,102	14,381	10,245
Ending balance	$162,510	$141,111	$130,540	$118,770	$108,078

Allowance for off-balance sheet credit losses:
Beginning balance	$9,011	$7,582	$7,934	$7,815	$7,060
Provision for off-balance sheet credit losses	1,205	1,429	(352)	119	755
Ending balance	$10,216	$9,011	$7,582	$7,934	$7,815

Total allowance for credit losses	$172,726	$150,122	$138,122	$126,704	$115,893

Total provision for credit losses	$30,000	$14,000	$13,750	$14,500	$11,000

Allowance for loan losses to LHI	0.95%	0.84%	0.82%	0.74%	0.67%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.35%	1.20%	1.13%	1.07%	1.00%
Allowance for loan losses to average LHI	1.04%	0.92%	0.85%	0.77%	0.76%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.36%	1.21%	1.15%	1.09%	1.03%
Net charge-offs to average LHI(1)	0.19%	0.05%	0.06%	0.10%	0.09%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.25%	0.07%	0.08%	0.14%	0.12%
Net charge-offs to average LHI for last twelve months(1)	0.10%	0.07%	0.07%	0.06%	0.06%
Net charge-offs to average LHI, excluding mortgage finance loans, for last twelve months(1)(2)	0.14%	0.10%	0.10%	0.08%	0.08%
Total provision for credit losses to average LHI(1)	0.77%	0.36%	0.36%	0.37%	0.31%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	1.01%	0.47%	0.48%	0.53%	0.42%
Combined allowance for credit losses to LHI	1.01%	0.90%	0.87%	0.79%	0.72%
Combined allowance for credit losses to LHI, excluding mortgage finance loans(2)	1.43%	1.28%	1.19%	1.14%	1.08%

Non-performing assets (NPAs):
Non-accrual loans	$173,156	$179,788	$109,674	$122,920	$68,307
Other real estate owned (OREO)	17,585	278	187	609	605
Total	$190,741	$180,066	$109,861	$123,529	$68,912

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2016	2015	2015	2015	2015

Non-accrual loans to LHI	1.02%	1.08%	0.69%	0.77%	0.42%
Non-accrual loans to LHI excluding mortgage finance loans(2)	1.44%	1.53%	0.95%	1.11%	0.63%
Total NPAs to LHI plus OREO	1.12%	1.08%	0.69%	0.77%	0.43%
Total NPAs to LHI excluding mortgage finance loans plus OREO(2)	1.58%	1.53%	0.95%	1.11%	0.64%
Total NPAs to earning assets	0.97%	0.99%	0.61%	0.72%	0.41%
Allowance for loan losses to non-accrual loans	0.9x	0.8x	1.2x	1.0x	1.6x

Restructured loans	$249	$249	$249	$249	$319
Loans past due 90 days and still accruing(3)	$10,100	$7,013	$7,558	$5,482	$2,971

Loans past due 90 days to LHI	0.06%	0.04%	0.05%	0.03%	0.02%
Loans past due 90 days to LHI excluding mortgage finance loans(2)	0.08%	0.06%	0.07%	0.05%	0.03%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At March 31, 2016, loans past due 90 days and still accruing includes premium finance loans of $6.1 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2016	2015	2015	2015	2015
Interest income
Interest and fees on loans	$155,885	$152,200	$151,749	$151,606	$139,174
Securities	261	275	298	323	358
Federal funds sold	372	255	193	118	116
Deposits in other banks	3,285	2,090	1,616	1,327	1,260
Total interest income	159,803	154,820	153,856	153,374	140,908
Interest expense
Deposits	8,822	7,068	6,240	5,642	5,628
Federal funds purchased	126	67	56	93	68
Repurchase agreements	3	5	6	4	4
Other borrowings	1,162	642	672	528	390
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	716	659	643	631	618
Total interest expense	15,020	12,632	11,808	11,089	10,899
Net interest income	144,783	142,188	142,048	142,285	130,009
Provision for credit losses	30,000	14,000	13,750	14,500	11,000
Net interest income after provision for credit losses	114,783	128,188	128,298	127,785	119,009
Non-interest income
Service charges on deposit accounts	2,110	1,984	2,096	2,149	2,094
Trust fee income	813	1,313	1,222	1,287	1,200
Bank owned life insurance (BOLI) income	536	567	484	476	484
Brokered loan fees	4,645	4,267	4,885	5,277	4,232
Swap fees	307	1,000	254	1,035	1,986
Other	2,886	2,189	2,439	2,547	2,271
Total non-interest income	11,297	11,320	11,380	12,771	12,267
Non-interest expense
Salaries and employee benefits	51,372	49,999	48,583	48,200	45,828
Net occupancy expense	5,812	5,809	5,874	5,808	5,691
Marketing	3,908	4,349	3,999	3,925	4,218
Legal and professional	5,324	6,974	5,510	5,618	4,048
Communications and technology	6,217	5,520	5,180	5,647	5,078
FDIC insurance assessment	5,469	4,741	4,489	4,211	3,790
Allowance and other carrying costs for OREO	236	6	1	6	9
Other	8,482	9,644	8,052	7,861	7,855
Total non-interest expense	86,820	87,042	81,688	81,276	76,517
Income before income taxes	39,260	52,466	57,990	59,280	54,759
Income tax expense	14,132	17,713	20,876	21,343	19,709
Net income	25,128	34,753	37,114	37,937	35,050
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common shareholders	$22,690	$32,316	$34,676	$35,500	$32,612

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	1st Quarter 2016			4th Quarter 2015			3rd Quarter 2015			2nd Quarter 2015			1st Quarter 2015
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities - Taxable	$28,343	$254	3.60%	$29,973	$267	3.53%	$32,358	$287	3.52%	$35,081	$311	3.56%	$37,145	$332	3.62%
Securities - Non-taxable(2)	759	11	5.70%	829	12	5.74%	1,162	17	5.80%	1,427	18	5.06%	2,785	40	5.82%
Federal funds sold and securities purchased under resale agreements	304,425	372	0.49%	375,181	255	0.27%	308,822	193	0.25%	200,690	118	0.24%	191,297	116	0.25%
Deposits in other banks	2,649,164	3,285	0.50%	3,081,882	2,090	0.27%	2,537,033	1,616	0.25%	2,103,732	1,327	0.25%	2,019,567	1,260	0.25%
Loans held for sale, at fair value	126,084	1,094	3.49%	24,658	237	3.81%	570	6	4.18%	—	—	—	—	—	—
LHI, mortgage finance loans	3,724,513	29,037	3.14%	3,669,022	27,846	3.01%	3,981,731	30,427	3.03%	4,573,478	33,773	2.96%	3,746,938	27,631	2.99%
LHI	11,910,788	125,754	4.25%	11,693,464	124,117	4.21%	11,302,248	121,316	4.26%	10,941,029	117,833	4.32%	10,502,172	111,543	4.31%
Less allowance for loan losses	141,125	—	—	130,822	—	—	118,543	—	—	109,086	—	—	101,042	—	—
LHI, net of allowance	15,494,176	154,791	4.02%	15,231,664	151,963	3.96%	15,165,436	151,743	3.97%	15,405,421	151,606	3.95%	14,148,068	139,174	3.99%
Total earning assets	18,602,951	159,807	3.46%	18,744,187	154,824	3.28%	18,045,381	153,862	3.38%	17,746,351	153,380	3.47%	16,398,862	140,922	3.49%
Cash and other assets	506,025			499,712			481,378			487,475			453,381
Total assets	$19,108,976			$19,243,899			$18,526,759			$18,233,826			$16,852,243
Liabilities and Stockholders’ Equity
Transaction deposits	$2,004,817	$1,381	0.28%	$2,150,740	$950	0.18%	$1,754,940	$763	0.17%	$1,404,521	$458	0.13%	$1,401,626	$444	0.13%
Savings deposits	6,335,425	6,714	0.43%	6,316,191	5,370	0.34%	5,858,381	4,616	0.31%	5,610,277	4,332	0.31%	5,891,344	4,420	0.30%
Time deposits	509,762	727	0.57%	539,421	748	0.55%	536,531	723	0.53%	516,582	657	0.51%	447,681	506	0.46%
Deposits in foreign branches	—	—	—%	—	—	—%	179,731	138	0.30%	246,035	195	0.32%	304,225	258	0.34%
Total interest bearing deposits	8,850,004	8,822	0.40%	9,006,352	7,068	0.31%	8,329,583	6,240	0.30%	7,777,415	5,642	0.29%	8,044,876	5,628	0.28%
Other borrowings	1,346,998	1,292	0.39%	1,327,087	714	0.21%	1,459,864	734	0.20%	1,565,874	625	0.16%	1,172,675	462	0.16%
Subordinated notes	280,713	4,191	6.00%	280,622	4,191	5.93%	280,532	4,191	5.93%	280,441	4,191	5.99%	280,351	4,191	6.06%
Trust preferred subordinated debentures	113,406	716	2.54%	113,406	659	2.31%	113,406	643	2.25%	113,406	631	2.23%	113,406	618	2.21%
Total interest bearing liabilities	10,591,121	15,021	0.57%	10,727,467	12,632	0.47%	10,183,385	11,808	0.46%	9,737,136	11,089	0.46%	9,611,308	10,899	0.46%
Demand deposits	6,730,586			6,755,615			6,621,159			6,804,994			5,592,124
Other liabilities	148,418			157,425			152,154			161,614			152,639
Stockholders’ equity	1,638,851			1,603,392			1,570,061			1,530,082			1,496,172
Total liabilities and stockholders’ equity	$19,108,976			$19,243,899			$18,526,759			$18,233,826			$16,852,243
Net interest income(2)		$144,786			$142,192			$142,054			$142,291			$130,023
Net interest margin			3.13%			3.01%			3.12%			3.22%			3.22%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.